For Immediate Release	Contact:
	Investor Inquiries: Felise Kissell (215) 409-7287 Kissell-Felise@aramark.com	Media Inquiries: Karen Cutler (215) 238-4063 Cutler-Karen@aramark.com
Aramark Reports Fourth Quarter and Full Year 2020 Earnings
Fourth quarter and full year 2020 GAAP results include a 53rd week of operations. Organic Revenue and other Adjusted financial metrics are based on 52 weeks for comparability purposes.
Q4 SUMMARY
•Generated positive cash flow and maintained strong liquidity
◦Cash provided by operating activities of $252 million; Free Cash Flow generation of $146 million in the quarter
◦Approximately $2.6 billion cash availability at quarter-end
◦Subsequent to quarter-end, paid down $680 million on revolving credit facility
•Revenue (32)%; Organic Revenue (36)%
◦Sequential quarterly revenue improvement versus prior year across all segments
◦Education led progress with university reopenings and K-12 participation in serving universal meal programs across the U.S.

•EPS of $(0.59); Adjusted EPS of $(0.35)
◦GAAP results additionally included certain non-cash impairment charges and costs related to organizational realignment
◦AOI drop-through consistent with Company's expectations
FISCAL 2020 SUMMARY
•Executed on business transformation while navigating challenges presented by COVID-19
◦Invested in growth-oriented resources throughout the year
◦Initiated disciplined cost-reduction actions and reallocated resources to continue creating a fit-for-purpose business
◦Generated positive cash flow since bond issuance in April

•Revenue (21)%; Organic Revenue (21)%
◦Underlying growth in first half of fiscal year prior to impact of COVID-19
◦Client reopenings drove revenue improvement following April trough

•EPS of $(1.83); Adjusted EPS of $(0.17)
◦GAAP results additionally included non-cash impairment and organizational realignment charges previously announced

•Implemented client solutions focused on safety and hygiene
◦Developed and facilitated adoption of EverSafe™ platform that helps clients meet superior hygienic and safety standards
◦Launched additional in-demand offerings including delivery and contact-free solutions
◦Supported local communities in providing essential meals and health supplies

Philadelphia, PA, November 17, 2020 - Aramark (NYSE: ARMK) today reported fourth quarter and full-year fiscal 2020 results.

“I am incredibly proud of our teams across the globe for their tireless work serving clients and communities in this extraordinary time of need,” said John Zillmer, Aramark’s Chief Executive Officer. “This dedication, combined with our resilient platform, flexible operating model and steadfast commitment to effectively manage cash flow and liquidity, enabled us to deliver quarter-over-quarter business improvement and cash availability of $2.6 billion at quarter-end. While navigating the unusual challenges of the current environment, we remain focused on fully realizing Aramark’s potential for accelerated long-term growth and enhanced efficiency.”

FOURTH QUARTER RESULTS*
Consolidated revenue was $2.7 billion in the quarter, down 32% compared to prior year from the impact of COVID-19. Organic Revenue, which adjusts for the effect of currency as well as the 53rd week of operations, declined 36% year-over-year.
Client reopenings as well as Aramark's expanded service offerings contributed to sequential improvement in business performance across all segments compared to the third quarter:

	Q3 '20 Change (%)	Q4 '20 Change (%)	Q3 '20 Organic Revenue Change (%)	Q4 '20 Organic Revenue Change (%)
FSS United States	(56)%	(41)%	(56)%	(45)%
FSS International	(46)%	(30)%	(41)%	(31)%
Uniform & Career Apparel	(12)%	(2)%	(12)%	(9)%
Total Company	(46)%	(32)%	(45)%	(36)%
Q3 '20 performance reflects year-over-year results identified in the Non-GAAP schedules.
•FSS United States drove progress while continuing to manage through business interruption.

Sector	Q4 Activity
Education	Served approximately 90% of Higher Ed client locations in some manner, while experiencing lower retail and catering volumes. Actively participated in universal government-sponsored meal programs in K-12.
Sports, Leisure & Corrections	Stadium attendance remained limited as leagues included fans based on local jurisdiction. Leisure reflected increased activity with modified operations. Corrections remained stable.
Business & Industry	Companies remained measured in return-to-work practices with reduced operations as decisions were driven largely by need and corporate culture as well as local regulatory restrictions.
Healthcare	Signs of strengthened performance as elective procedures increased and visitor restrictions began to ease in the quarter.
Facilities & Other	Provided more frequent and comprehensive services as client locations carefully reopened.
•FSS International navigated government-imposed protocols across regions while continuing to win new business driven by the front-line response to COVID-19. Europe demonstrated improving trends as shutdowns gradually eased in the summer months with the Company managing through the latest government restrictions. Rest of World improvement was led by another quarter of double-digit growth in China that was more than offset by COVID-related impact in Canada and South America.

*May not foot due to rounding

•Uniform & Career Apparel experienced improving trends, particularly in the rental business as well as increased client demand for adjacency services, including Personal Protective Equipment (PPE), supported by additional sales resources.

	Revenue
	Q4 '20	Q4 '19	Change ($)	Change (%)	Organic Revenue Change ($)	Organic Revenue Change (%)
FSS United States	$1,429M	$2,408M	($979M)	(41)%	($1,095M)	(45)%
FSS International	629	898	(269)	(30)%	(280)	(31)%
Uniform & Career Apparel	634	646	(11)	(2)%	(56)	(9)%
Total Company	$2,692M	$3,951M	($1,259M)	(32)%	($1,431M)	(36)%
Difference between Change (%) and Organic Revenue Change (%) reflects the elimination of currency translation and the impact of the 53rd week of operations.

Operating Loss of $94 million and Adjusted Operating Loss of $12 million in the quarter were due to the impact of COVID-19. Adjusted Operating Income (AOI) drop-through was managed to 23% of the corresponding revenue decline, on a constant-currency basis, driven by the Company's ongoing cost-reduction efforts and flexible operating model, offset by restart costs from increased business activity.
•FSS United States reflected initial re-start costs, particularly in Education and Sports, Leisure & Corrections, as client operations reactivated throughout the quarter.
•FSS International was impacted by various stages of government-imposed shutdowns, while benefiting from cost-reduction strategies implemented in the third quarter.
•Uniform & Career Apparel generated income from improved business performance as well as lower merchandise costs and route optimization.
•Corporate included equity-based compensation expense resulting from certain actions taken in the fourth quarter as described in the Company's Current Report on Form 8-K filed on September 8, 2020.

	Operating (Loss) Income			Adjusted Operating (Loss) Income
	Q4 '20	Q4 '19	Change (%)	Q4 '20	Q4 '19	Change ($)	Constant Currency Change ($)	Constant-Currency Change (%)
FSS United States	($53M)	$156M	(134)%	($6M)	$205M	($211M)	($211M)	(103)%
FSS International	(58)	49	(219)%	(30)	56	(86)	(86)	(154)%
Uniform & Career Apparel	50	47	6%	57	71	(14)	(15)	(20)%
Corporate	(32)	(46)	30%	(33)	(13)	(20)	(20)	(162%)
Total Company	($94M)	$206M	(146)%	($12M)	$320M	($331M)	($332M)	(104)%
Operating (Loss) Income results include a 53rd week of operations.

FOURTH QUARTER GAAP SUMMARY
Fourth quarter fiscal 2020 GAAP results included a 53rd week of operations. GAAP results across all metrics in the quarter were affected by the impact of COVID-19. On a GAAP basis, revenue was $2.7 billion, operating loss was $94 million, net loss attributable to Aramark stockholders was $149 million and diluted loss per share was $0.59. Comparatively, fourth quarter 2019 revenue was $4.0 billion, operating income was $206 million, net income attributable to Aramark stockholders was $86 million and diluted earnings per share were $0.34. A reconciliation of GAAP to Non-GAAP measures is included in the Appendix.

FISCAL 2020 SUMMARY
Fiscal 2020 GAAP results also reflected a 53rd week of operations with GAAP results across all metrics affected by the impact of COVID-19. On a GAAP basis, revenue was $12.8 billion, operating loss was $265 million, net loss attributable to Aramark stockholders was $462 million and diluted loss per share was $1.83. Comparatively, fiscal 2019 revenue was $16.2 billion, operating income was $891 million, net income attributable to Aramark stockholders was $449 million and diluted earnings per share were $1.78.

Organic Revenue for the year declined 21% compared to fiscal 2019 with underlying growth in the first half of the year more than offset by the impact from COVID-19 throughout the remainder of the year. Adjusted Operating Income of $294 million was similarly affected by COVID-19 that led the Company to implement cost-reduction strategies, including renegotiation of client contracts, adjustment to salaries and other compensation as well as reduction to general corporate expenses.

CAPITAL STRUCTURE AND FREE CASH FLOW
Aramark maintained its focus on efficiency and cost-reduction initiatives that included management of capital expenditures and working capital. In the quarter, the Company generated Cash provided by operating activities of $252 million and Free Cash Flow of $146 million as effective cash management and seasonal cash inflows more than offset net loss from the impact of COVID-19 on operational performance.

In the fiscal year, Cash provided by operating activities totaled $177 million and Free Cash Flow was a use of $188 million driven by the reduction of earnings related to COVID-19. After the seasonal use of cash in the first fiscal quarter associated with Higher Education, the subsequent three quarters collectively generated positive cash flow.

At year-end, the Company had approximately $2.6 billion in cash and availability on its revolving credit facility. Subsequent to the end of the fourth quarter, Aramark repaid $680 million on its revolving credit facility.

DIVIDEND DECLARATION
The Company's Board of Directors approved a quarterly dividend of 11 cents per share of common stock. The first quarter fiscal 2021 dividend will be payable on December 8, 2020, to stockholders of record at the close of business December 1, 2020.

BUSINESS UPDATE
Aramark executed business transformation strategies throughout the year that resulted in ongoing financial flexibility and increased business agility, including:
•Leadership and organizational changes;
•Strengthened client and supplier relationships;
•Renewed entrepreneurial spirit with a growth mindset;
•Investments in accelerated growth;
•Effective management of the flexible business model across a diverse portfolio; and
•Disciplined approach to variable cost structure that provided cash flow resilience.
These timely actions allowed Aramark to adapt quickly in the challenging environment, while preserving the ability to maximize future performance. The Company remains focused on offering safe and hygienic solutions for clients as well as innovation that creates seamless experiences, including cash-less and contact-free payment options. Through the launch of EverSafe™, Aramark is supporting the safe reopening and ongoing management of client locations. The Company also shifted certain production lines to manufacture PPE as well as continued to provide local communities essential meals and health supplies.

2021 OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income and Free Cash Flow on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements, severance and other charges and the effect of currency translation. The fiscal 2021 outlook reflects management's current assumptions regarding the continued impact of COVID-19 on Aramark and its clients. The extent to which COVID-19 continues to impact business, operations, and financial results, including the duration and magnitude of such impact, will depend on numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the U.S. Securities and Exchange Commission.
In fiscal 2021, Aramark will continue to leverage its resilient operating model, while managing the business with a long-term mindset. The Company believes it is well-positioned to navigate the ever-changing environment with current performance expectations as follows:
•Organic revenue improvement over the course of the fiscal year;
•Adjusted Operating Income (AOI) reflecting a drop-through rate of 20%-25% in the first half of the year as a result of disciplined cost management, balanced by ongoing restart costs associated with client reopenings as well as continued investment to support growth opportunities; and
•Free Cash Flow in a range of $100 million use to $200 million generation, dependent on the pace of recovery and timing of underlying growth. The first quarter will include seasonal outflow associated with Higher Education followed by positive cash flow over the balance of the year. Comparatively, Free Cash Flow was a use of $188 million in Fiscal 2020.
As Aramark did through the COVID-19 challenges in fiscal 2020, the Company will continue executing its growth acceleration strategies throughout fiscal 2021, including initiatives expected to drive base business, increase retention rates and win new clients, while gaining ongoing efficiencies from the Company's fit-for-purpose actions.

"I am extremely encouraged by a number of positive trends across our business and expect ongoing improvement as the year progresses, with Aramark playing a key role in the broader recovery," Zillmer added. "The passion and energy inside the organization fuels my confidence in Aramark's ability to create a promising future for our valued employees, partners and shareholders."

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 19 countries around the world. We deliver innovative experiences and services in food, facilities management and uniforms to millions of people every day. We strive to create a better world by making a positive impact on people and the planet, including commitments to engage our employees; empower healthy consumers; build local communities; source ethically, inclusively and responsibly; operate efficiently and reduce waste. Aramark is recognized as a Best Place to Work by the Human Rights Campaign (LGBTQ+), DiversityInc, Equal Employment Publications and the Disability Equality Index. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effects of material divestitures; the estimated impact of the 53rd week and the impact of currency translation.

Adjusted Operating (Loss) Income
Adjusted Operating (Loss) Income represents operating (loss) income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; asset impairments; tax reform related employee reinvestments; the estimated impact of the 53rd week and other items impacting comparability.

Adjusted Operating (Loss) Income (Constant Currency)
Adjusted Operating (Loss) Income (Constant Currency) represents Adjusted Operating (Loss) Income adjusted to eliminate the impact of currency translation.

Adjusted Net (Loss) Income
Adjusted Net (Loss) Income represents net (loss) income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of divestitures (including the gain on the sale); merger and integration related charges; asset impairments; tax reform related employee reinvestments; advisory fees related to shareholder matters; the estimated impact of the 53rd week; the effects of refinancings on interest and other financing costs, net, less the tax impact of these adjustments; the tax benefit attributable to the former CEO's equity award exercises; the tax impact related to shareholder contributions; the impact of tax legislation and other items impacting comparability. The tax effect for adjusted net (loss) income for our U.S. earnings is calculated using a blended U.S. federal and state tax rate. The tax effect for adjusted net (loss) income in jurisdictions outside the U.S. is calculated at the local country tax rate.

Adjusted Net (Loss) Income (Constant Currency)
Adjusted Net (Loss) Income (Constant Currency) represents Adjusted Net (Loss) Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net (Loss) Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net (loss) income attributable to Aramark stockholders adjusted for interest and other financing costs, net; (benefit) provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. The Company also uses Net Debt for its ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents.

Free Cash Flow
Free Cash Flow represents net cash provided by (used in) operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue (Organic), Adjusted Operating (Loss) Income (including on a constant currency basis), Adjusted Net (Loss) Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating (loss) income, net (loss) income, or (loss) earnings per share, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel ($8.3 million for the fourth quarter of 2020, $31.6 million for fiscal 2020, $7.7 million for the fourth quarter of 2019 and $30.9 million for fiscal 2019) and amortization expense recognized on other acquisition-related intangible assets ($20.8 million for the fourth quarter of 2020, $84.9 million for fiscal 2020, $21.6 million for the fourth quarter of 2019 and $86.1 million for fiscal 2019).
Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($20.9 million for the fourth quarter of 2020, $152.7 million for fiscal 2020, $1.1 million net expense reduction for the fourth quarter of 2019 and $18.7 million for fiscal 2019), adjustments to eliminate consulting costs incurred in the applicable period related to streamlining and general administrative initiatives ($1.5 million for the fourth quarter of fiscal 2019 and $14.5 million for fiscal 2019), adjustments to eliminate costs associated with the retirement of the Company's former chief executive officer ($12.1 million for the fourth quarter and fiscal 2019, of which $10.4 million relates to cash compensation), incurring duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its then existing headquarters and closing costs ($8.2 million for fiscal 2019), charges related to information technology related initiatives ($1.2 million net expense reduction for the fourth quarter of 2019 and $5.0 million for fiscal 2019) and other charges.
Effects of Divestitures - adjustments to eliminate the impact that the Healthcare Technologies divestiture had on comparative periods.
Merger and Integration Related Charges - adjustments to eliminate merger and integration charges primarily related to the Avendra and AmeriPride acquisitions, including costs for transitional employees and integration related consulting costs ($6.5 million for the fourth quarter of 2020, $28.9 million for fiscal 2020, $9.8 million for the fourth quarter of 2019 and $36.1 million for fiscal 2019)
Goodwill Impairment - adjustment to eliminate the impact of a non-cash impairment charge to goodwill.
Gain on sale of Healthcare Technologies - adjustment to eliminate the impact of the gain on sale of the Healthcare Technologies business.
Tax Reform Related Employee Reinvestments - adjustments to eliminate certain reinvestments associated with tax savings created by the Tax Cuts and Jobs Act of 2017, including employee training expenses, special recognition awards and retirement contributions ($1.4 million for fiscal 2020, $4.4 million for the fourth quarter of 2019 and $74.9 million for fiscal 2019).
Advisory Fees Related to Shareholder Matters - adjustments to eliminate third party advisory, legal and other professional service fees incurred related to conversations initiated by Mantle Ridge LP in connection with the Company's business, operations, strategies, governance and the composition of the Board of Directors ($7.7 million for the fourth quarter and fiscal 2019).
Estimated Impact of 53rd Week - adjustments to eliminate the estimated impact of a 53rd week of operations during fiscal 2020.
Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for non-cash impairment charges related to various assets ($30.6 million for the fourth quarter and fiscal 2020 and $14.8 million for the fourth quarter and fiscal 2019), a non-cash charge related to operating lease right-of-use assets, property and equipment and other assets from disposal by abandonment of certain rental properties ($28.5 million for fiscal 2020), non-cash charges related to information technology assets ($4.2 million for the fourth quarter of 2020 and $26.1 million for fiscal 2020), gain from the insurance proceeds received related to the impact of property damage from a tornado in Nashville ($16.3 million gain for fiscal 2020), income/loss from prior years' loss experience under our casualty insurance program ($10.3 million gain for fiscal 2020, $2.1 million loss for the fourth quarter of 2019 and $9.2 million gain for fiscal 2019), pension plan charges ($6.7 million gain for the fourth quarter and fiscal 2020 and $1.2 million loss for fiscal 2019), eliminate external consulting fees related to growth initiatives ($3.2 million for fiscal 2020), charges related to hyperinflation in Argentina ($1.4 million for the fourth quarter of 2020, $2.5 million fiscal 2020, $4.9 million for the fourth quarter and fiscal 2019), payroll tax charges related to equity award exercises by the Company's former chief executive officer ($1.7 million for fiscal 2020), expenses related to legal settlements ($1.0 million net expense reduction for the fourth quarter and fiscal 2020 and $27.9 million for the fourth quarter and fiscal 2019), the impact of the change in fair value related to certain gasoline and diesel agreements ($3.1 million gain for the fourth quarter of 2020, $0.5 million loss for fiscal 2020, $0.8 million loss for the fourth quarter of 2019 and $4.7 million loss for fiscal 2019), banker fees and other charges related to the sale of Healthcare Technologies ($7.7 million for fiscal 2019), settlement charges related to exiting a joint venture arrangement ($4.5 million for fiscal 2019) and other miscellaneous charges ($0.8 million for the fourth quarter of 2020, $2.4 million for fiscal 2020, $1.1 million for the fourth quarter of 2019 and $4.0 million for fiscal 2019).
Effect of Refinancing and Other on Interest and Other Financing Costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as charges related to the payment of a call premium ($23.1 million for fiscal 2020) and non-cash charges for the write-offs of unamortized debt issuance costs and debt premiums ($2.2 million gain for fiscal 2020 and $2.2 million loss for the fourth quarter and fiscal 2019).
Effect of Tax Legislation on (Benefit) Provision for Income Taxes - adjustments to eliminate the impact of tax legislation that is not indicative of our ongoing tax position based on the new tax policies, including the CARES Act and U.S. Tax Reform.
Tax Impact Related to Shareholder Transactions - adjustments to eliminate the tax impact of equity award exercises by the Company's former chief executive officer ($2.3 million expense for the fourth quarter of 2020 and $22.3 million net benefit for fiscal 2020) and the tax impact related to cash proceeds received from Mantle Ridge for short-swing profits earned through transactions in the Company's common stock ($4.1 million expense for fiscal 2020).
Tax Impact of Adjustments to Adjusted Net (Loss) Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net (loss) income calculated based on a blended U.S. federal and state tax rate for U.S. adjustments and the local country tax rate for adjustments in jurisdictions outside the U.S. Adjustment also eliminates the valuation allowance recorded against deferred tax assets in a foreign subsidiary that is deemed not realizable (approximately $8.6 million for fiscal 2020).
Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. For example, statements regarding the potential future impact of the COVID-19 pandemic on our business, financial performance and operating results are forward-looking statements. These statements also include, but are not limited to, statements related to our expectations regarding performance of our business, our financial results, our operations, conditions in our industry and our business and growth strategy. Forward-looking statements can also be identified by words such as "outlook," "aim," "anticipate," "are or remain or continue to be confident," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.
Some of the factors that we believe could affect or continue to affect our results or the costs and benefits of the acquisitions include without limitation: the severity and duration of the COVID-19 pandemic; the pandemic's impact on the U.S. and global economies, including particularly the client sectors we serve, and governmental responses to the pandemic; unfavorable economic conditions; natural disasters, global calamities, new pandemics, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; the manner and timing of benefits we expect to receive under the CARES Act or other government programs; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; our expansion strategy; our ability to successfully integrate the businesses we acquire and costs and timing related thereto; the risk of unanticipated restructuring costs or assumption of undisclosed liabilities; the risk that we are unable to achieve the anticipated benefits (including tax benefits) and synergies of acquisitions, including whether such transactions will be accretive and within the expected timeframes; the availability of sufficient cash to repay certain indebtedness and our decision to utilize the cash for that purpose; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor and other distribution partners; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage, including our recent significantly increased borrowings; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; our ability to attract new or maintain existing customer and supplier relationships at reasonable cost; our ability to retain key personnel and other factors set forth in our Quarterly Report on Form 10-Q filed with the SEC on August 4, 2020 under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” and under the headings Item 1A "Risk Factors," Item 3 "Legal Proceedings" and Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the SEC on November 26, 2019 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	October 2, 2020	September 27, 2019
Revenue	$2,692,150	$3,951,244
Costs and Expenses:
Cost of services provided	2,552,351	3,503,280
Depreciation and amortization	151,224	145,165
Selling and general corporate expenses	82,514	96,656
	2,786,089	3,745,101
Operating (loss) income	(93,939)	206,143
Interest and Other Financing Costs, net	109,158	85,612
(Loss) Income Before Income Taxes	(203,097)	120,531
(Benefit) Provision for Income Taxes	(54,108)	35,117
Net (loss) income	(148,989)	85,414
Less: Net loss attributable to noncontrolling interest	(399)	(143)
Net (loss) income attributable to Aramark stockholders	$(148,590)	$85,557

(Loss) Earnings per share attributable to Aramark stockholders:
Basic	$(0.59)	$0.35
Diluted	$(0.59)	$0.34
Weighted Average Shares Outstanding:
Basic	253,178	247,431
Diluted	253,178	253,404

	Fiscal Year Ended
	October 2, 2020	September 27, 2019
Revenue	$12,829,559	$16,227,341
Costs and Expenses:
Cost of services provided	11,993,667	14,532,662
Depreciation and amortization	595,195	592,573
Selling and general corporate expenses	307,016	367,256
Goodwill impairment	198,600	—
Gain on sale of Healthcare Technologies	—	(156,309)
	13,094,478	15,336,182
Operating (loss) income	(264,919)	891,159
Interest and Other Financing Costs, net	382,800	334,987
(Loss) Income Before Income Taxes	(647,719)	556,172
(Benefit) Provision for Income Taxes	(186,284)	107,706
Net (loss) income	(461,435)	448,466
Less: Net income (loss) attributable to noncontrolling interest	94	(83)
Net (loss) income attributable to Aramark stockholders	$(461,529)	$448,549

(Loss) Earnings per share attributable to Aramark stockholders:
Basic	$(1.83)	$1.82
Diluted	$(1.83)	$1.78
Weighted Average Shares Outstanding:
Basic	251,828	246,854
Diluted	251,828	252,010

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS*
(Unaudited)
(In Thousands)

	October 2, 2020	September 27, 2019
Assets

Current Assets:
Cash and cash equivalents	$2,509,188	$246,643
Receivables	1,431,206	1,806,964
Inventories	436,473	411,319
Prepayments and other current assets	298,944	193,461
Total current assets	4,675,811	2,658,387
Property and Equipment, net	2,050,908	2,181,762
Goodwill	5,343,828	5,518,800
Other Intangible Assets	1,932,637	2,033,566
Operating Lease Right-of-use Assets	551,394	—
Other Assets	1,158,106	1,343,806
	$15,712,684	$13,736,321

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$99,915	$69,928
Current operating lease liabilities	71,810	—
Accounts payable	663,455	999,517
Accrued expenses and other current liabilities	1,512,278	1,635,853
Total current liabilities	2,347,458	2,705,298
Long-Term Borrowings	9,178,508	6,612,239
Noncurrent Operating Lease Liabilities	341,667	—
Deferred Income Taxes and Other Noncurrent Liabilities	1,099,075	1,088,822
Redeemable Noncontrolling Interest	9,988	9,915
Total Stockholders' Equity	2,735,988	3,320,047
	$15,712,684	$13,736,321

*In connection with the Company's adoption of ASC 842, Leases, three new line items were added to the balance sheet to reflect the recording of operating lease liabilities (current and noncurrent), offset by operating lease right-of-use assets. Further details will be available in the Annual Report on Form 10-K for the fiscal year ended October 2, 2020.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	October 2, 2020	September 27, 2019

Cash flows from operating activities:
Net (loss) income	$(461,435)	$448,466
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	595,195	592,573
Goodwill impairment and asset write-downs	283,743	—
Deferred income taxes	(134,048)	40,503
Share-based compensation expense	30,339	55,280
Net gain on sale of Healthcare Technologies	—	(139,165)
Changes in operating assets and liabilities	(235,120)	44,855
Payments made to clients on contracts	(69,575)	(40,073)
Other operating activities	167,583	(18,212)
Net cash provided by operating activities	176,682	984,227

Cash flows from investing activities:
Net purchases of property and equipment and other	(364,434)	(485,219)
Acquisitions, divestitures and other investing activities	3,314	275,698
Net cash used in investing activities	(361,120)	(209,521)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	2,239,309	(576,930)
Net change in funding under the Receivables Facility	315,600	—
Payments of dividends	(110,893)	(108,439)
Proceeds from issuance of common stock	90,022	39,087
Repurchase of stock	(6,540)	(50,000)
Other financing activities	(89,976)	(38,610)
Net cash provided by (used in) financing activities	2,437,522	(734,892)
Effect of foreign exchange rates on cash and cash equivalents	9,461	(8,196)
Increase in cash and cash equivalents	2,262,545	31,618
Cash and cash equivalents, beginning of period	246,643	215,025
Cash and cash equivalents, end of period	$2,509,188	$246,643

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING (LOSS) INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,429,031	$629,021	$634,098		$2,692,150
Operating (Loss) Income (as reported)	$(52,634)	$(58,488)	$49,569	$(32,386)	$(93,939)
Operating (Loss) Income Margin (as reported)	(3.68)%	(9.30)%	7.82%		(3.49)%

Revenue (as reported)	$1,429,031	$629,021	$634,098		$2,692,150
Effect of Currency Translation	185	4,785	454		5,424
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue (Organic)	$1,312,755	$617,948	$589,812		$2,520,515
Revenue Growth (as reported)	(40.65)%	(29.94)%	(1.78)%		(31.87)%
Adjusted Revenue Growth (Organic)	(45.48)%	(31.18)%	(8.64)%		(36.21)%

Operating (Loss) Income (as reported)	$(52,634)	$(58,488)	$49,569	$(32,386)	$(93,939)
Amortization of Acquisition-Related Intangible Assets	21,101	1,824	6,235	—	29,160
Severance and Other Charges	3,571	12,594	4,556	169	20,890
Merger and Integration Related Charges	111	176	6,176	—	6,463
Estimated Impact of 53rd Week	(825)	827	(2,885)	2,520	(363)
Gains, Losses and Settlements impacting comparability	22,575	13,342	(6,673)	(3,088)	26,156
Adjusted Operating (Loss) Income	$(6,101)	$(29,725)	$56,978	$(32,785)	$(11,633)
Effect of Currency Translation	99	(348)	(82)	—	(331)
Adjusted Operating (Loss) Income (Constant Currency)	$(6,002)	$(30,073)	$56,896	$(32,785)	$(11,964)

Operating (Loss) Income Growth (as reported)	(133.68)%	(218.86)%	5.82%	29.90%	(145.57)%
Adjusted Operating (Loss) Income Growth	(102.98)%	(153.14)%	(20.23)%	(162.28)%	(103.64)%
Adjusted Operating (Loss) Income Growth (Constant Currency)	(102.93)%	(153.76)%	(20.35)%	(162.28)%	(103.74)%
Adjusted Operating (Loss) Income Margin (Constant Currency)	(0.46)%	(4.87)%	9.65%		(0.47)%

	Three Months Ended
	September 27, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,407,750	$897,894	$645,600		$3,951,244

Operating Income (as reported)	$156,290	$49,209	$46,843	$(46,199)	$206,143
Amortization of Acquisition-Related Intangible Assets	21,209	1,952	6,148	—	29,309
Severance and Other Charges	(1,393)	(888)	(300)	13,540	10,959
Merger and Integration Related Charges	1,014	—	8,738	—	9,752
Tax Reform Related Employee Reinvestments	3,228	—	1,144	—	4,372
Advisory Fees Related to Shareholder Matters	—	—	—	7,661	7,661
Gains, Losses and Settlements impacting comparability	24,591	5,664	8,859	12,498	51,612
Adjusted Operating Income	$204,939	$55,937	$71,432	$(12,500)	$319,808

Operating Income Margin (as reported)	6.49%	5.48%	7.26%		5.22%
Adjusted Operating Income Margin	8.51%	6.23%	11.06%		8.09%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING (LOSS) INCOME MARGIN
(Unaudited)
(In thousands)
	Fiscal Year Ended
	October 2, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$7,366,678	$2,945,834	$2,517,047		$12,829,559
Operating Income (Loss) (as reported)	$5,312	$(344,274)	$171,525	$(97,482)	$(264,919)
Operating Income (Loss) Margin (as reported)	0.07%	(11.69)%	6.81%		(2.06)%

Revenue (as reported)	$7,366,678	$2,945,834	$2,517,047		$12,829,559
Effect of Currency Translation	836	132,602	2,135		135,573
Estimated Impact of 53rd Week	(116,461)	(15,858)	(44,740)		(177,059)
Adjusted Revenue (Organic)	$7,251,053	$3,062,578	$2,474,442		$12,788,073
Revenue Growth (as reported)	(25.58)%	(21.30)%	(2.66)%		(20.94)%
Adjusted Revenue Growth (Organic)	(26.42)%	(18.18)%	(4.31)%		(20.98)%

Operating Income (Loss) (as reported)	$5,312	$(344,274)	$171,525	$(97,482)	$(264,919)
Amortization of Acquisition-Related Intangible Assets	84,863	6,812	24,849	—	116,524
Severance and Other Charges	51,776	90,945	4,923	5,073	152,717
Merger and Integration Related Charges	3,591	701	24,576	—	28,868
Goodwill Impairment	—	198,600	—	—	198,600
Tax Reform Related Employee Reinvestments	1,436	—	(13)	—	1,423
Estimated Impact of 53rd Week	(825)	827	(2,885)	2,520	(363)
Gains, Losses and Settlements impacting comparability	67,132	14,453	(22,947)	2,597	61,235
Adjusted Operating Income (Loss)	$213,285	$(31,936)	$200,028	$(87,292)	$294,085
Effect of Currency Translation	173	(2,940)	(264)	—	(3,031)
Adjusted Operating Income (Loss) (Constant Currency)	$213,458	$(34,876)	$199,764	$(87,292)	$291,054

Operating Income (Loss) Growth (as reported)	(99.26)%	(341.22)%	(10.36)%	38.93%	(129.73)%
Adjusted Operating Income (Loss) Growth	(71.23)%	(118.23)%	(25.58)%	12.72%	(72.91)%
Adjusted Operating Income (Loss) Growth (Constant Currency)	(71.21)%	(119.90)%	(25.68)%	12.72%	(73.19)%
Adjusted Operating Income (Loss) Margin (Constant Currency)	2.94%	(1.14)%	8.07%		2.28%

	Fiscal Year Ended
	September 27, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$9,898,568	$3,742,939	$2,585,834		$16,227,341
Effect of Divestitures	(43,680)	—	—		(43,680)
Adjusted Revenue (Organic)	$9,854,888	$3,742,939	$2,585,834		$16,183,661

Operating Income (as reported)	$716,729	$142,721	$191,344	$(159,635)	$891,159
Amortization of Acquisition-Related Intangible Assets	86,696	5,927	24,421	—	117,044
Severance and Other Charges	13,196	17,057	193	28,001	58,447
Effect of Divestitures	(4,003)	—	—	—	(4,003)
Merger and Integration Related Charges	6,534	—	29,526	8	36,068
Gain on Sale of Healthcare Technologies	(156,309)	—	—	—	(156,309)
Tax Reform Related Employee Reinvestments	58,657	352	14,442	1,443	74,894
Advisory Fees Related to Shareholder Matters	—	—	—	7,661	7,661
Gains, Losses and Settlements impacting comparability	19,930	9,171	8,859	22,504	60,464
Adjusted Operating Income	$741,430	$175,228	$268,785	$(100,018)	$1,085,425

Operating Income Margin (as reported)	7.24%	3.81%	7.40%		5.49%
Adjusted Operating Income Margin	7.52%	4.68%	10.39%		6.71%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET (LOSS) INCOME & ADJUSTED (LOSS) EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	October 2, 2020	September 27, 2019	October 2, 2020	September 27, 2019

Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(148,590)	$85,557	$(461,529)	$448,549
Adjustment:
Amortization of Acquisition-Related Intangible Assets	29,160	29,309	116,524	117,044
Severance and Other Charges	20,890	10,959	152,717	58,447
Effect of Divestitures	—	—	—	(4,003)
Merger and Integration Related Charges	6,463	9,752	28,868	36,068
Goodwill Impairment	—	—	198,600	—
Gain on sale of Healthcare Technologies	—	—	—	(156,309)
Tax Reform Related Employee Reinvestments	—	4,372	1,423	74,894
Advisory Fees related to Shareholder Matters	—	7,661	—	7,661
Estimated Impact of 53rd Week	6,973	—	6,973	—
Gains, Losses and Settlements impacting comparability	26,156	51,612	61,235	60,464
Effects of Refinancing and Other on Interest and Other Financing Costs, net	—	2,219	20,883	2,219
Effect of Tax Legislation on (Benefit) Provision for Income Taxes	(11,469)	—	(58,437)	(12,126)
Tax Impact Related to Shareholder Transactions	2,258	—	(18,221)	—
Tax Impact of Adjustments to Adjusted Net (Loss) Income	(21,338)	(28,858)	(90,964)	(72,115)
Adjusted Net (Loss) Income	$(89,497)	$172,583	$(41,928)	$560,793
Effect of Currency Translation, net of Tax	(963)	—	(3,758)	—
Adjusted Net (Loss) Income (Constant Currency)	$(90,460)	$172,583	$(45,686)	$560,793

(Loss) Earnings Per Share (as reported)
Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(148,590)	$85,557	$(461,529)	$448,549
Diluted Weighted Average Shares Outstanding	253,178	253,404	251,828	252,010
	$(0.59)	$0.34	$(1.83)	$1.78

Adjusted (Loss) Earnings Per Share
Adjusted Net (Loss) Income	$(89,497)	$172,583	$(41,928)	$560,793
Diluted Weighted Average Shares Outstanding	253,178	253,404	251,828	252,010
	$(0.35)	$0.68	$(0.17)	$2.23

Adjusted (Loss) Earnings Per Share (Constant Currency)
Adjusted Net (Loss) Income (Constant Currency)	$(90,460)	$172,583	$(45,686)	$560,793
Diluted Weighted Average Shares Outstanding	253,178	253,404	251,828	252,010
	$(0.36)	$0.68	$(0.18)	$2.23

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Fiscal Year Ended
	October 2, 2020	September 27, 2019

Net (Loss) Income Attributable to Aramark Stockholders (as reported)	$(461,529)	$448,549
Interest and Other Financing Costs, net	382,800	334,987
(Benefit) Provision for Income Taxes	(186,284)	107,706
Depreciation and Amortization	595,195	592,573
Share-based compensation expense(1)	30,339	55,280
Unusual or non-recurring losses and (gains)(2)	198,600	(156,309)
Pro forma EBITDA for equity method investees(3)	10,070	8,077
Pro forma EBITDA for certain transactions(4)	6,300	21,527
Other(5)	490,573	253,480
Covenant Adjusted EBITDA	$1,066,064	$1,665,870

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$9,278,423	$6,682,167
Less: Cash and cash equivalents	2,509,188	246,643
Net Debt	$6,769,235	$6,435,524
Covenant Adjusted EBITDA	$1,066,064	$1,665,870
Net Debt/Covenant Adjusted EBITDA(6)	6.3	3.9

(1) Represents compensation expense related to the Company's issuances of share-based awards.
(2) Represents the fiscal 2020 non-cash impairment charge related to goodwill and the fiscal 2019 gain from the divestiture of HCT.
(3) Represents our estimated share of EBITDA primarily from our AIM Services Co., Ltd. equity method investment, not already reflected in our net (loss) income attributable to Aramark stockholders. EBITDA for this equity method investee is calculated in a manner consistent with Covenant Adjusted EBITDA but does not represent cash distributions received from this investee.
(4) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(5) "Other" for the twelve months ended October 2, 2020 and September 27, 2019, respectively, includes severance charges ($152.7 million and $18.7 million), non-cash impairment charges related to various assets ($30.6 million and $14.8 million), expenses related to merger and integration related charges ($28.9 million and $36.1 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($23.1 million and $23.7 million), the impact of hyperinflation in Argentina ($2.5 million and $4.9 million), compensation expense for retirement contributions and employee training programs funded by benefits from U.S. tax reform ($1.4 million and $74.9 million), charges related to certain legal settlements ($1.0 million net expense reduction and $27.9 million), the loss from the change in fair value related to certain gasoline and diesel agreements ($0.5 million and $4.7 million) and other miscellaneous expenses. "Other" for the twelve months ended October 2, 2020 also includes labor charges, incremental expenses and other expenses associated with closed or partially closed client locations resulting from the COVID-19 pandemic, net of U.S. and non-U.S. governmental labor related credits ($200.6 million), non-cash charge related to operating lease right-of-use assets, property and equipment and other assets from disposal by abandonment of certain rental properties ($28.5 million), non-cash charges related to information technology assets ($26.1 million), gain from the insurance proceeds received related to property damage from a tornado in Nashville ($16.3 million gain), charges related to receivables and contractual obligations related to a client ($15.2 million) and a non-cash settlement of a multiemployer pension plan obligation ($6.7 million gain). "Other" for the twelve months ended September 27, 2019 also includes cash compensation charges associated with the retirement of the Company's former chief executive officer ($10.4 million), closing costs mainly related to customer contracts ($8.5 million), duplicate rent charges, moving costs, opening costs to build out and ready the Company's new headquarters while occupying its then existing headquarters and closing costs ($8.2 million), advisory fees related to shareholder matters ($7.7 million), banker fees and other charges related to the sale of Healthcare Technologies ($7.7 million) and settlement charges related to exiting a joint venture arrangement ($4.5 million).
(6) On April 22, 2020, the Company entered into Amendment No. 9 to the Credit Agreement. Amendment No. 9 provides for a covenant waiver period which suspends the Consolidated Secured Debt Ratio debt covenant required under the credit agreement for four fiscal quarters, commencing with the fourth quarter of fiscal 2020 and ending after the third quarter of fiscal 2021, subject to certain conditions.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended		Nine Months Ended	Three Months Ended
	October 2, 2020	September 27, 2019	June 26, 2020	October 2, 2020
Net Cash provided by (used in) operating activities	$176,682	$984,227	$(74,845)	$251,527

Net purchases of property and equipment and other	(364,434)	(485,219)	(259,375)	(105,059)

Free Cash Flow	$(187,752)	$499,008	$(334,220)	$146,468

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING (LOSS) INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	June 26, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$1,067,580	$517,171	$567,502		$2,152,253
Operating (Loss) Income (as reported)	$(193,799)	$(138,283)	$21,899	$(17,414)	$(327,597)
Operating (Loss) Income Margin (as reported)	(18.15)%	(26.74)%	3.86%		(15.22)%

Revenue (as reported)	$1,067,580	$517,171	$567,502		$2,152,253
Effect of Currency Translation	534	40,188	1,377		42,099
Adjusted Revenue (Organic)	$1,068,114	$557,359	$568,879		$2,194,352
Revenue Growth (as reported)	(55.77)%	(45.55)%	(12.34)%		(46.34)%
Adjusted Revenue Growth (Organic)	(55.74)%	(41.32)%	(12.13)%		(45.29)%

Operating (Loss) Income (as reported)	$(193,799)	$(138,283)	$21,899	$(17,414)	$(327,597)
Amortization of Acquisition-Related Intangible Assets	21,246	1,661	6,266	—	29,173
Severance and Other Charges	48,205	74,704	367	1,657	124,933
Merger and Integration Related Charges	169	131	4,739	—	5,039
Gains, Losses and Settlements impacting comparability	45,852	—	(16,348)	(5,205)	24,299
Adjusted Operating (Loss) Income	$(78,327)	$(61,787)	$16,923	$(20,962)	$(144,153)
Effect of Currency Translation	140	(4,179)	(161)	—	(4,200)
Adjusted Operating (Loss) Income (Constant Currency)	$(78,187)	$(65,966)	$16,762	$(20,962)	$(148,353)

Operating (Loss) Income Growth (as reported)	(251.56)%	(444.36)%	(59.15)%	46.94%	(273.50)%
Adjusted Operating (Loss) Income Growth	(150.19)%	(245.01)%	(74.74)%	27.81%	(160.92)%
Adjusted Operating (Loss) Income Growth (Constant Currency)	(150.10)%	(254.82)%	(74.98)%	27.81%	(162.70)%
Adjusted Operating (Loss) Income Margin (Constant Currency)	(7.32)%	(11.84)%	2.95%		(6.76)%

	Three Months Ended
	June 28, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,413,503	$949,862	$647,396		$4,010,761

Operating Income (as reported)	$127,873	$40,157	$53,609	$(32,820)	$188,819
Amortization of Acquisition-Related Intangible Assets	21,059	1,487	6,139	—	28,685
Severance and Other Charges	642	—	—	4,208	4,850
Merger and Integration Related Charges	2,238	—	5,798	—	8,036
Tax Reform Related Employee Reinvestments	3,627	—	1,440	—	5,067
Gains, Losses and Settlements impacting comparability	615	965	—	(425)	1,155
Adjusted Operating Income	$156,054	$42,609	$66,986	$(29,037)	$236,612

Operating Income Margin (as reported)	5.30%	4.23%	8.28%		4.71%
Adjusted Operating Income Margin	6.47%	4.49%	10.35%		5.90%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME (LOSS) MARGIN
(Unaudited)
(In thousands)
	Nine Months Ended
	June 26, 2020
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$5,937,647	$2,316,813	$1,882,949		$10,137,409
Operating Income (Loss) (as reported)	$57,946	$(285,786)	$121,956	$(65,096)	$(170,980)
Operating Income (Loss) Margin (as reported)	0.98%	(12.34)%	6.48%		(1.69)%

Revenue (as reported)	$5,937,647	$2,316,813	$1,882,949		$10,137,409
Effect of Currency Translation	651	127,817	1,681		130,149
Adjusted Revenue (Organic)	$5,938,298	$2,444,630	$1,884,630		$10,267,558
Revenue Growth (as reported)	(20.73)%	(18.57)%	(2.95)%		(17.42)%
Adjusted Revenue Growth (Organic)	(20.26)%	(14.07)%	(2.87)%		(16.06)%

Operating Income (Loss) (as reported)	$57,946	$(285,786)	$121,956	$(65,096)	$(170,980)
Amortization of Acquisition-Related Intangible Assets	63,762	4,988	18,614	—	87,364
Severance and Other Charges	48,205	78,351	367	4,904	131,827
Merger and Integration Related Charges	3,480	525	18,400	—	22,405
Goodwill Impairment	—	198,600	—	—	198,600
Tax Reform Related Employee Reinvestments	1,436	—	(13)	—	1,423
Gains, Losses and Settlements impacting comparability	44,557	1,111	(16,274)	5,685	35,079
Adjusted Operating Income (Loss)	$219,386	$(2,211)	$143,050	$(54,507)	$305,718
Effect of Currency Translation	74	(2,592)	(182)	—	(2,700)
Adjusted Operating Income (Loss) (Constant Currency)	$219,460	$(4,803)	$142,868	$(54,507)	$303,018

Operating Income (Loss) Growth (as reported)	(89.66)%	(405.61)%	(15.60)%	42.61%	(124.96)%
Adjusted Operating Income (Loss) Growth	(59.11)%	(101.85)%	(27.52)%	37.72%	(60.07)%
Adjusted Operating Income (Loss) Growth (Constant Currency)	(59.09)%	(104.03)%	(27.61)%	37.72%	(60.42)%
Adjusted Operating Income (Loss) Margin (Constant Currency)	3.70%	(0.20)%	7.58%		2.95%

	Nine Months Ended
	June 28, 2019
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$7,490,818	$2,845,045	1,940,234		$12,276,097
Effect of Divestitures	(43,680)	—	—		(43,680)
Adjusted Revenue (Organic)	$7,447,138	$2,845,045	$1,940,234		$12,232,417

Operating Income (as reported)	$560,439	$93,512	$144,501	$(113,436)	$685,016
Amortization of Acquisition-Related Intangible Assets	65,487	3,975	18,273	—	87,735
Severance and Other Charges	14,589	17,945	493	14,461	47,488
Effect of Divestitures	(4,003)	—	—	—	(4,003)
Merger and Integration Related Charges	5,520	—	20,788	8	26,316
Gain on Sale of Healthcare Technologies	(156,309)	—	—	—	(156,309)
Tax Reform Related Employee Reinvestments	55,429	352	13,298	1,443	70,522
Gains, Losses and Settlements impacting comparability	(4,661)	3,507	—	10,006	8,852
Adjusted Operating Income	$536,491	$119,291	$197,353	$(87,518)	$765,617

Operating Income Margin (as reported)	7.48%	3.29%	7.45%		5.58%
Adjusted Operating Income Margin	7.20%	4.19%	10.17%		6.26%